EXHIBIT 99.1
Michael McAndrew, Chief Financial Officer
Black Box Corporation
(724) 873-6788
(724) 873-6799 (fax)
Email: investors@blackbox.com
FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS SECOND QUARTER
AND YTD FISCAL 2006 RESULTS
PITTSBURGH, PENNSYLVANIA, November 1, 2005 — Black Box Corporation (NASDAQ:BBOX) today reported for the second quarter ended October 1, 2005 diluted earnings per share of 74¢ compared to 60¢ last year. Net income for the second quarter was $12.8 million or 6.9% of revenues, compared to $10.6 million or 8.4% of revenues last year. On a sequential comparison basis, first quarter diluted earnings per share were 43¢ with corresponding net income of $7.4 million or 4.1% of revenues. Excluding acquisition related expenses in the second quarter of Fiscal 2006 described below, diluted earnings per share were 78¢ and net income was $13.6 million or 7.4% of revenues.
During the second quarter of Fiscal 2006, the Company incurred non-cash charges of $1.3 million pre-tax in connection with acquisition related expenses from the fourth quarter Fiscal 2005 purchase of Norstan, Inc. (“Norstan”). Management believes that presenting diluted earnings per share and net income excluding acquisition related expenses is useful to investors because it provides a more meaningful comparison of the ongoing operations of the Company.
Total revenues for the second quarter were $185 million, an increase of 46% from $127 million for the same period last year. On a sequential comparison basis, first quarter revenues were $179 million.
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Second quarter cash provided by operating activities was approximately $12 million or 91% of net income, compared to $11 million or 108% of net income for the same period last year. Second quarter free cash flow was $18 million compared to $10 million last year. On a sequential comparison basis, first quarter cash provided by operating activities was $11 million and free cash flow was $11 million. Black Box utilized its second quarter free cash flow of $18 million to fund $14 million of mergers and prior merger-related activity completed during the second quarter; capital expenditures of $1 million; debt reduction of $2 million; and a dividend payment of $1 million. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company.
In accordance with SEC Regulation G, the attached financial charts include a reconciliation of the non-GAAP financial measures in this release to the most directly comparable GAAP measures.
For the six months ended October 1, 2005, diluted earnings per share were $1.17 compared to $1.14 for the same period last year, up 3%. Corresponding net income for the six-month period was $20.2 million or 5.5% of revenues, compared to $20.6 million or 8.2% of revenues for the same period last year. Excluding restructuring charges and acquisition related expenses for the six months ended October 1, 2005 described below, diluted earnings per share were $1.53 and net income was $26.3 million or 7.2% of revenues.
Total non-cash charges incurred for the six months ended October 1, 2005 associated with acquisition related expenses of Norstan was $4.1 million pre-tax. For the six-month period ended October 1, 2005, the Company incurred a pre-tax restructuring charge of $5.3 million related to staffing level adjustments and real estate consolidations in Europe and North America.
Total six-month revenues were $364 million, up 45% from $251 million for the same period last year.
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Cash provided by operating activities for the six-month period was $22 million or 111% of net income, compared to $21 million or 100% of net income last year. Free cash flow was $29 million compared to $24 million last year. Black Box utilized the six-month free cash flow of $29 million to fund $27 million of mergers and prior merger-related activity completed during the period and dividend payments of $2 million.
The Company’s 6-month order backlog was $104 million at October 1, 2005 compared to $97 million at the end of the first quarter.
Commenting on the second quarter results, Fred C. Young, Chief Executive Officer, said, “We are pleased with our overall second quarter results. This quarter was the best quarter we have had in over two years as measured by the composite of total revenue, organic revenue growth, absolute EPS performance and cash flow. Contributing factors to this success include an improved global economy, excellent day-to-day execution and the successful integration of our mergers and acquisitions activity. Within the 46% total revenue growth over last year, we are particularly pleased with our 3% organic growth over last year and 4% organic growth from the sequential first quarter.”
Continuing on, Mr. Young said, “We like Black Box’s current global leadership position in the communications marketplace. And we will look to build upon this leadership position via our major strength — seamlessly delivering the highest quality data, voice and hotline technical services to our clients around the world.”
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Standard Time today, November 1, 2005. Fred C. Young, Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-1025 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 798794.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,”
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“approximate,” “expect,” “target,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic conditions, successful integration of the Norstan business, the timing and costs of restructuring programs, successful marketing of DVH (Data, Voice, Hotline) services and successful implementation of our M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses. Additional risk factors are included in the Company’s Annual Report on Form 10-K. We can give no assurance that any goal, plan or target set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Black Box is the world’s largest technical services company dedicated to designing, building and maintaining today’s complicated data and voice infrastructure systems. Black Box services 152,000 clients in 141 countries with 139 offices throughout the world. To learn more, visit the Black Box website at www.blackbox.com.
Black Box and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
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BLACK BOX CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended		Six months ended
	October 1,	October 2,	October 1,	October 2,
In thousands, except per share	2005	2004	2005	2004

Revenues	$185,050	$126,595	$364,332	$250,950

Cost of sales	111,168	74,280	219,510	146,755

Gross profit	73,882	52,315	144,822	104,195

Selling, general & administrative exp	50,647	35,227	101,567	71,124

Restructuring charges	—	—	5,290	—

Intangibles amortization	1,328	69	2,886	128

Operating income	21,907	17,019	35,079	32,943

Interest expense, net	2,330	508	4,289	917

Other expenses/(income), net	40	40	(35)	47

Income before income taxes	19,537	16,471	30,825	31,979

Provision for income taxes	6,740	5,848	10,634	11,353

Net income	$12,797	$10,623	$20,191	$20,626

Basic earnings per common share	$0.75	$0.61	$1.19	$1.17

Diluted earnings per common share	$0.74	$0.60	$1.17	$1.14

Weighted average common shares	17,022	17,425	16,933	17,601

Weighted average common & common equivalent shares outstanding	17,374	17,705	17,208	18,068

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BLACK BOX CORPORATION
CONSOLIDATED BALANCE SHEETS

	October 1,	March 31,
In thousands	2005	2005

Assets
Cash and cash equivalents	$11,925	$11,592
Accounts receivable, net	131,757	116,865
Lease receivables	645	1,697
Inventories, net	53,154	57,176
Costs and estimated earnings in excess of billings on uncompleted contracts	24,052	25,695
Deferred tax asset	10,496	9,236
Net current assets of discontinued operations	292	549
Other current assets	18,291	14,724

Total current assets	$250,612	$237,534

Property, plant and equipment, net	36,330	38,268
Goodwill, net	457,362	444,567
Intangibles, net	51,403	44,157
Lease receivables, net of current portion	281	473
Deferred tax asset	4,561	3,793
Discontinued operations, net of current portion	248	373
Other assets	4,019	3,725

Total assets	$804,816	$772,890

Liabilities
Current maturities of long-term debt	$576	$692
Current maturities of discounted lease rentals	247	890
Accounts payable	38,301	36,032
Billings in excess of costs and estimated earnings on uncompleted contracts	11,472	8,947
Deferred revenue	21,931	21,456
Accrued liabilities:
Compensation and benefits	11,382	13,073
Restructuring	5,451	6,709
Other liabilities	38,320	33,905
Income taxes	9,744	3,295

Total current liabilities	137,424	124,999

Long-term debt	149,308	147,196
Discounted lease rentals	6	30
Other liabilities	75	75
Restructuring reserve	8,548	9,889
Stockholders’ Equity
Common stock	24	24
Additional paid-in capital	345,713	336,290
Retained earnings	446,786	428,632
Treasury stock, at cost	(296,807)	(296,797)
Accumulated other comprehensive gain	13,739	22,552

Total stockholders’ equity	509,455	490,701

Total liabilities and stockholders’ equity	$804,816	$772,890

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BLACK BOX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	October 1,	October 2,	October 1,	October 2,
In thousands	2005	2004	2005	2004

Operating Activities
Net income	$12,797	$10,623	$20,191	$20,626
Adjustments to reconcile net income to cash provided by operating activities:
Intangibles amortization	1,328	69	2,886	128
Depreciation	2,261	1,284	4,494	2,712
Deferred taxes	440	(926)	(2,053)	538
Stock compensation expense	—	680	—	680
Tax impact from exercised options	(1,940)	(12)	(1,971)	(3,157)
Changes in operating assets and liabilities:
Account receivable, net	(13,698)	4,641	(8,913)	8,104
Inventories, net	672	(699)	5,704	(2,098)
Other current assets	7,675	(829)	304	(1,808)
Proceeds from lease contracts	547	—	1,282	—
Accounts payable and accrued liabilities	1,589	(3,348)	550	(5,007)

Net cash provided by operating activities	$11,671	$11,483	$22,474	$20,718

Investing Activities
Capital expenditures, net	(920)	(644)	(599)	(941)
Acquisition of businesses, net of cash acquired	(13,362)	—	(26,854)	—
Prior merger-related payments	(209)	(84)	(165)	(347)

Net cash used in investing activities	$(14,491)	$(728)	$(27,618)	$(1,288)

Financing Activities
Repayments / (proceeds) on borrowings, net	$(2,359)	$4,185	$713	$15,976
Repayments on discounted lease rentals	(244)	—	(667)	—
Proceeds from exercise of options	7,316	45	7,452	5,685
Payment of dividends	(1,010)	(871)	(2,021)	(1,774)
Deferred financing costs	—	(235)	—	(235)
Purchase of treasury stock	(10)	(12,718)	(10)	(37,574)

Net cash provided / (used) in financing activities	$3,693	$(9,594)	$5,467	$(17,922)

Foreign currency exchange impact on cash	$44	$(761)	$10	$(1,101)

Increase in cash & cash equivalents	$917	$400	$333	$407

Cash & cash equivalents at beginning of period	$11,008	$9,313	$11,592	$9,306

Cash & cash equivalents at end of period	$11,925	$9,713	$11,925	$9,713

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RECONCILIATIONS:
In addition to reported results under U.S. GAAP for the fiscal periods, the following financial highlights tables also include, where appropriate, a reconciliation of free cash flow, cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment, net income excluding restructuring charges and acquisition related expenses and diluted EPS excluding restructuring charges and acquisition related expenses (which are non-GAAP measures), to the most directly comparable GAAP measure. All dollar amounts are in thousands.
A reconciliation of cash provided by operating activities to free cash flow is presented below:

	2Q06	2Q05	2Q06YTD	2Q05YTD

Cash provided by operating activities	$11,671	$11,483	$22,474	$20,718
Capital expenditures	(1,108)	(900)	(1,600)	(1,641)
Capital disposals	188	256	1,001	700
Proceeds from stock option exercises	7,316	45	7,452	5,685
Foreign currency exchange impact on cash	44	(761)	10	(1,101)

Free cash flow	$18,111	$10,123	$29,337	$24,361

A reconciliation of cash provided by operating activities to cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment is presented below:

	2Q06	2Q05	2Q06YTD	2Q05YTD

Cash provided by operating activities	$11,671	$11,483	$22,474	$20,718
Restructuring payments	2,786	—	7,628	—
Satisfaction of a litigation judgment	—	—	1,778	—

Cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment	$14,457	$11,483	$31,880	$20,718

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A reconciliation of net income to net income excluding restructuring charges and acquisition related expenses is presented below:

	2Q06	2Q05	2Q06YTD	2Q05YTD

Net income	$12,797	$10,623	$20,191	$20,626
% of revenues	6.9%	8.4%	5.5%	8.2%
Restructuring charges, after tax impact	—	—	3,465	—
Acquisition related expenses, after tax impact	834	—	2,689	—

Net income excluding restructuring charges and acquisition related expenses	$13,631	$10,623	$26,345	$20,626
% of revenues	7.4%	8.4%	7.2%	8.2%

A reconciliation of diluted earnings per common share (EPS) to diluted EPS excluding restructuring charges and acquisition related expenses is presented below:

	2Q06		2Q05	2Q06YTD	2Q05YTD

Diluted EPS	$0.74		$0.60	$1.17	$1.14
EPS impact of restructuring charges	—		—	0.20	—
EPS impact of acquisition related expenses	0.05		—	0.16	—

Diluted EPS excluding restructuring charges and acquisition related expenses	$0.78	(1)	$0.60	$1.53	$1.14

(1)	Diluted EPS excluding restructuring charges and acquisition related expenses table does not sum due to rounding.
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SUPPLEMENTAL INFORMATION:
Additionally, the following supplemental information is being provided for comparisons of second quarter ended October 1, 2005 reported results to this year’s first quarter and prior year’s second quarter. All dollar amounts are in thousands unless noted otherwise.
Information on revenues and operating income by geography is presented below. Management believes it is important to separately present the Fiscal 2006 restructuring charges and acquisition related expenses (hereafter referred to as “special charges”). Management believes this enables a clearer understanding of the ongoing operations of the Company.

	2Q06	1Q06	2Q05	2Q06YTD	2Q05YTD

Revenues:
North America	$146,754	$136,861	$84,792	$283,615	$164,324
Europe	29,199	33,750	32,830	62,949	68,390
All Other	9,097	8,671	8,973	17,768	18,236

Total	$185,050	$179,282	$126,595	$364,332	$250,950

Operating Income:
North America	$16,537	$11,859	$10,835	$28,396	$18,745
% of North America revenues	11.3%	8.7%	12.8%	10.0%	11.4%
Europe	3,427	$(367)	$3,697	3,060	$9,349
% of Europe revenues	11.7%	(1.1)%	11.3%	4.9%	13.7%
All Other	1,943	$1,680	$2,487	$3,623	$4,849
% of All Other revenues	21.4%	19.4%	27.7%	20.4%	26.6%

Total	$21,907	$13,172	$17,019	$35,079	$32,943
% of total revenues	11.8%	7.3%	13.4%	9.6%	13.1%

Special Charges:
North America	$1,274	$4,379	$—	$5,653	$—
Europe	—	3,742	—	3,742	—
All Other	—	—	—	—	—

Total	$1,274	$8,121	$—	$9,395	$—

Operating Income Excluding Special
Charges:
North America	$17,811	$16,238	$10,835	$34,049	$18,745
% of North America revenues	12.1%	11.9%	12.8%	12.0%	11.4%
Europe	$3,427	$3,375	$3,697	$6,802	$9,349
% of Europe revenues	11.7%	10.0%	11.3%	10.8%	13.7%
All Other	$1,943	$1,680	$2,487	$3,623	$4,849
% of All Other revenues	21.4%	19.4%	27.7%	20.4%	26.6%

Total	$23,181	$21,293	$17,019	$44,474	$32,943
% of Total revenues	12.5%	11.9%	13.4%	12.2%	13.1%

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Information on revenues and gross profit for data services, voice services and hotline services is presented below:

	2Q06	1Q06	2Q05	2Q06YTD	2Q05YTD

Revenues:
Data Services	$52,584	$52,901	$50,537	$105,485	$98,726
Voice Services	78,410	72,929	19,086	151,339	37,400
Hotline Services	54,056	53,452	56,972	107,508	114,824

Total	$185,050	$179,282	$126,595	$364,332	$250,950

Gross Profit:
Data Services	$15,482	$15,524	$15,366	$31,006	$29,862
% of Data Services revenues	29.4%	29.3%	30.4%	29.4%	30.2%
Voice Services	$31,173	$27,838	$6,732	$59,011	$13,138
% of Voice Services revenues	39.8%	38.2%	35.3%	39.0%	35.1%
Hotline Services	$27,227	$27,578	$30,217	$54,805	$61,195
% of Hotline Services revenues	50.4%	51.6%	53.0%	51.0%	53.3%

Total	$73,882	$70,940	$52,315	$144,822	$104,195
% of total revenues	39.9%	39.6%	41.3%	39.8%	41.5%

Information on revenues on a same-office basis as compared to prior year is presented below:

	2Q06	2Q05	Change

Revenues as reported	$185,050	$126,595	46%
Less revenues from offices added since 2Q05	(54,920)	—

Revenues on same-office basis	$130,130	$126,595	3%

Information on revenues on a same-office basis as compared to prior quarter is presented below:

	2Q06	1Q06	Change

Revenues as reported	$185,050	$179,282	3%
Less revenues from offices added since 2Q05	(54,920)	(53,582)

Revenues on same-office basis	$130,130	$125,700	4%

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Information on various balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.

	2Q06		1Q06		2Q05

Accounts Receivable:
Gross Accounts Receivable $	$139.5		$122.7		$98.0
Reserve $ / %	$7.7	/ 5.5%	$7.6	/ 6.2%	$9.2	/ 9.4%

Net Accounts Receivable $	$131.8		$115.1		$88.8

Net Days Sales Outstanding	57 days		55 days		57 days

Inventory:
Gross Inventory $	$66.6		$64.8		$47.2
Reserve $ / %	$13.4	/ 20.1%	$12.3	/ 19.0%	$5.0	/10.6%

Net Inventory $	$53.2		$52.5		$42.2

Net Inventory Turns	6.9	x	7.2	x	8.2	x

Six-Month Order Backlog	$104		$97		$55

Team Members	3,282		3,346		2,624

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